SUPPLEMENTAL AGREEMENT



          SUPPLEMENTAL AGREEMENT made as of January 1, 1994, by

and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a

corporation of the State of Delaware (hereinafter referred to as the "Corporation"), and EUGENE P. BEARD (hereinafter referred to as "Executive"):

                       W I T N E S S E T H

          WHEREAS, the Corporation and Executive are parties to

an Employment Agreement made as of January 1, 1983, as amended by

Supplemental Agreements dated as of February 19, 1985, September

24, 1985, March 1, 1986, January 4, 1988, January 1, 1990, May

15, 1990, March 1, 1991 and October 1, 1991 (hereinafter

referred to collectively as the "Employment Agreement"); and


          WHEREAS, the Corporation and Executive desire to amend

the Employment Agreement;


          NOW, THEREFORE, in consideration of the mutual promises

herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:

          1.   Article III of the Employment Agreement is hereby

               deleted in its entirety effective January 1, 1994

               and the following substituted therefor:

                          "ARTICLE III

                         "Compensation

          "3.01  The Corporation will compensate Executive for

the duties performed by him hereunder, including all services

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rendered as an officer or director of the Corporation, by payment of a salary at the rate of $275,000 per annum, payable in equal installments, which the Corporation may pay at either monthly or semi-monthly intervals, and by payment of the additional

compensation specified in Section 3.02.

          "3.02  Subject to the provisions of the second sentence

of this Section 3.02, the Corporation will further compensate

Executive for the duties specified in Section 2.01 by payment, at the times and in the manner specified in Section 3.03, of a sum

("Deferred Compensation") computed at the rate of $300,000 per annum for each full year and a proportionate amount for any part year during which Executive actually performs such duties (as well as for any period during which Executive is receiving

payments pursuant to subdivision (ii) of Section 4.01).  Payment of Deferred Compensation shall be contingent on full performance by Executive of all his obligations under Articles I, II and IV.

          "3.03  The aggregate compensation payable under Section

3.02 shall be paid in 60 equal monthly installments commencing with the month following the month in which Executive's

employment terminates for any reason, except that sums

equivalent to interest credited during such period of 60 months shall be paid with the installment or installments payable after the date of such crediting.




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          "3.04  If Executive dies while employed by the

Corporation or while receiving payments in accordance with the provisions of subdivision (ii) of Section 4.01, any amount

payable in accordance with the provisions of Section 3.03 shall be paid to the Executor of the Will or the Administrator of the

Estate of Executive.


          "3.05  It is understood that none of the payments made

in accordance with Sections 3.02 and 3.03 shall be considered for purposes of determining benefits under the Interpublic Retirement

Account Plan (formerly, the Interpublic Pension Plan).

          "3.06  The Corporation may at any time increase the

compensation paid to Executive hereunder if the Corporation in its discretion shall deem it advisable so to do in order to

compensate him fairly for services rendered to the Corporation."


          2.   Except as hereinabove amended, the Employment

               Agreement shall continue in full force and effect.

          3.   This Supplemental Agreement shall be governed by

               the laws of the State of New York.


                         THE INTERPUBLIC GROUP OF COMPANIES, INC.

                         By  C. KENT KROEBER

                         ___________________________________
                                    Eugene P. Beard




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